May 27, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Trinsic, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Trinsic’s Form 8-K report dated May 23, 2005. We agree with the statements concerning our Firm in such Form 8 -K. However, we make no comment whatsoever regarding the procedures implemented by the Company’s Audit Committee regarding the engagement of a new independent registered public accounting firm.

Very truly yours,

PricewaterhouseCoopers LLP